HEMT	HOME EQUITY MORTGAGE TRUST
HEMT HOME EQUITY MORTGAGE TRUST 2006-5

Free Writing Prospectus [10/5/06]

HEMT Series 2006-5
[$784,000,100]

Credit Suisse First Boston Mortgage Securities Corp.
Depositor

U.S. Bank National Association
Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-135481 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Home Equity Mortgage Pass-Through Certificates, Series 2006-5

Pricing Information

Offered Certificates (1):

Class	Approximate Certificate Balance ($)	Bond Type	Pass-Through Rate (2)	WAL (Years)	Proposed Ratings (S&P/Moody’s/DBRS)
A-IO	[Notional]	Senior/Fixed/IO	[10]% (5)	N/A	AAA/Aaa/AAA
A-1	[475,800,000 ]	Senior/Fixed	[ ]%	0.92	AAA/Aaa/AAA
A-2	[59,500,000 ]	Senior/Adj	LIBOR+[ ]%	2.22	AAA/Aaa/AAA
A-3	[59,500,000 ]	Senior/Adj	LIBOR+[ ]%	2.69	AAA/Aaa/AAA
A-R (4)	[100]	Senior/Residual	Net Funds Cap	N/A	AAA/---/---
M-1	[40,400,000 ]	Mezzanine/Adj.	LIBOR+[ ]%	4.97	AA+/Aa1/AA(high)
M-2	[33,200,000]	Mezzanine/Adj.	LIBOR+[ ]%	5.18	AA/Aa2/AA
M-3	[18,000,000 ]	Mezzanine/Adj.	LIBOR+[ ]%	4.70	AA-/Aa3/AA(low)
M-4	[16,800,000 ]	Mezzanine/Adj.	LIBOR+[ ]%	4.48	A+/A1/A(high)
M-5	[16,000,000 ]	Mezzanine/Adj.	LIBOR+[ ]%	4.33	A/A2/A
M-6	[15,200,000 ]	Mezzanine/Adj.	LIBOR+[ ]%	4.22	A-/A3/A(low)
M-7	[14,800,000 ]	Mezzanine/Adj.	LIBOR+[ ]%	4.14	BBB+/Baa1/A(low)
M-8	[11,600,000 ]	Mezzanine/Adj.	LIBOR+[ ]%	4.07	BBB/Baa2/BBB(high)
M-9	[9,600,000 ]	Mezzanine/Adj.	LIBOR+[ ]%	4.03	BBB-/Baa3/BBB
B-1	[13,600,000 ]	Subordinate/Adj.	LIBOR+[ ]%	1.45	BB+/Ba1/BBB(low)
Total	[ 784,000,100]

Non-Offered Certificates (1):

Class	Approximate Certificate Balance ($)	Bond Type	Pass-Through Rate (2)	WAL (Years)	Proposed Ratings (S&P/Moody’s/DBRS)
X-1	[0]	Subordinate	Variable	N/A	N/A
X-2	[0]	Charged Off Loans	0.00%	N/A	N/A
X-S	[0]	Excess Servicing	Variable	N/A	N/A
P (3)	[100]	Senior	Net Funds Cap	N/A	AAA/---/---

(1)	The collateral ramp assumes 15% CPR increasing by approximately [1.818%] to 35% CPR in month 12 and remains at 35% CPR thereafter.
Bonds are priced to call. Initial class balances will be +/- 5% of that indicated.
(2)	Pass-through rates on the Offered Certificates are capped by the applicable Net Funds Cap as described herein.
(3)	Receives the prepayment penalties collected on the mortgage loans.
(4)	Non-economic residual with the tax liabilities of the REMIC.
(5)	Interest accrues on the Class A-IO Certificates on a notional amount in accordance with the Class A-IO Notional Schedule on page 14.

Summary Terms

Underwriter:	Credit Suisse Securities (USA) LLC

Depositor:	Credit Suisse First Boston Mortgage Securities Corp.

Servicers:	Select Portfolio Servicing, Inc. (approximately 60.62%) and Ocwen Loan Servicing, LLC (approximately 39.38%).

Master Servicer:	Select Portfolio Servicing, Inc.

Trustee:	U.S. Bank National Association

Swap Provider:	Credit Suisse International [‘Aa3’/’P-1’ Moody’s; ‘AA-’/’A-1+’ S&P; ‘AA-‘/’F-1+’ Fitch]

Credit Risk Manager:	Clayton Fixed Income Services, Inc.

Cut-off Date:	October 1, 2006 for the initial mortgage loans.

Deal Settlement:	On or about October 31, 2006.

Investor Settlement:	On or about October 31, 2006.

Distribution Dates:	25th day of each month (or the next succeeding business day), beginning in November 2006.

Accrual Periods:
With regard to the Offered Certificates (other than the Class A-R Certificates), the period commencing on the immediately preceding distribution date (in the case of the first distribution date, the closing date) and ending on the day immediately preceding the related distribution date. For the Class A-R Certificates, the calendar month preceding the month of that distribution date. Interest will accrue on the Offered Certificates (other than the Class A-IO, Class A-1 and Class A-R Certificates) on the basis of a 360-day year and the actual number of days in the related accrual period. Interest will accrue on the Class A-IO, Class A-1 and Class A-R Certificates on the basis of a 360-day year consisting of twelve 30-day months.

Delay Days:	0 days with respect to the Offered Certificates (other than the Class A-R Certificates) and 24 days with respect to the Class A-R Certificates.

Pricing Prepayment Speed:
100% of the prepayment assumption (the “PPC”) describes prepayments starting at 15% CPR in month 1, increasing by approximately [1.818%] CPR per month to 35% CPR in month 12, and remaining at 35% CPR thereafter.

Prefunding Amount:	[TBD]

Offered Certificates:	The Class A-IO, Class A-1, Class A-2, Class A-3, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates.

ERISA Eligibility:
It is expected that the Offered Certificates (other than the Class A-R Certificates) will be ERISA eligible after the termination of the Supplemental Interest Trust that holds the Swap Agreement. Prior to that time, persons using plan assets may purchase the Offered Certificates (other than the Class A-R Certificates) if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of such certificates.

SMMEA Treatment:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Taxation:	REMIC.

Optional Termination:	10% optional clean-up call.

Maximum Pool Balance:	The aggregate of the initial principal balance of the mortgage loans plus the Prefunding Amount.

SPS Master Servicing:	SPS will serve as master servicer for the sole purpose of monitoring and approving servicer loan modifications.

Pass-through Rate Step-up:
If the optional clean-up call is not exercised, the pass-through margin will be increased by (i) the lesser of (a) 50 basis points and (b) the initial pass-through margin with respect to the Class A-2 Certificates and Class A-3 Certificates and (ii) the lesser of (x) 50 basis points and (y) half the initial pass-through margin with respect to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates. If the optional clean-up call is not exercised, the pass-through rate on the Class A-IO Certificates and Class A-1 Certificates will increase by 50 basis points.

Net Funds Cap:
For any distribution date, will be the annual rate equal to a fraction, expressed as a percentage, (a) the numerator of which is (1) the amount of interest which accrued on the mortgage loans plus any amounts withdrawn from the capitalized interest account to pay interest on the certificates for such distribution date, minus (2) the sum of (i) the servicing fee, (ii) the trustee fee, (iii) the credit risk manager fee, (iv) with respect to the Offered Certificates (other than the Class A-IO Certificates), the amount of interest paid to the Class A-IO Certificates, (v) any Net Swap Payment owed to the Swap Provider and (vi) any Swap Termination Payment owed to the Swap Provider and (b) the denominator of which is the product of (i) the aggregate collateral balance for the immediately preceding distribution date (or as of the cut-off date for the first distribution date) and (ii) (x) in the case of the Class A-IO, Class A-1 and Class A-R Certificates, 1/12 and (y) in the case of the other Offered Certificates, the actual number of days in the immediately preceding interest accrual period divided by 360.

Principal and Interest Advancing:	Each servicer will be obligated to make cash advances with respect to delinquent payments of principal and interest on the related mortgage loans to the extent deemed recoverable.

Accrued Certificate Interest:
For each class of certificates, on any distribution date, shall equal the amount of interest accrued during the related Interest Accrual Period on the related Class Principal Balance or Notional Amount .

Interest Carry Forward Amount:
For each class of certificates, on any distribution date, shall equal the sum of (i) the excess of (x) the Accrued Certificate Interest for such class with respect to the immediately preceding distribution date and any unpaid Interest Carry Forward Amount from the immediately preceding distribution date over (y) the amount actually distributed to such class with respect to interest on such immediately preceding distribution date, and (ii) interest on such excess at the Pass-Through Rate for such class.

Interest Remittance Amount:
For any distribution date, will equal (A) the sum of (i) all interest collected (other than Payaheads, if applicable) or advanced in respect of Scheduled Payments on the mortgage loans during the related collection period, the interest portion of Payaheads previously received and intended for application in the related collection period and the interest portion of all prepayments received on the mortgage loans during the related Prepayment Period, less (x) the Expense Fee with respect to such mortgage loans and (y) unreimbursed Advances and other amounts due to the servicers or the trustee with respect to such mortgage loans, to the extent allocable to interest, (ii) all Compensating Interest paid by the servicers with respect to such mortgage loans and the related distribution date, (iii) the portion of any Substitution Amount or purchase price paid with respect to such mortgage loans during the calendar month immediately preceding that distribution date allocable to interest, (iv) all Net Liquidation Proceeds and any other recoveries (net of unreimbursed Advances, servicing advances and expenses, to the extent allocable to interest, and unpaid servicing fees) collected with respect to the mortgage loans during the related collection period, to the extent allocable to interest and (v) any amounts withdrawn from the capitalized interest account to pay interest on the certificates for such distribution date minus (B) any Net Swap Payments owed to the Swap Provider or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Provider.

Principal Remittance Amount:

For any distribution date will be equal to (A) the sum of (i) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the mortgage loans during the related collection period (less unreimbursed Advances, servicing advances and other amounts due to the servicers and the trustee with respect to the mortgage loans, to the extent allocable to principal) and the principal portion of Payaheads previously received and intended for application in the related collection period, (ii) all principal prepayments on the mortgage loans received during the related Prepayment Period, (iii) the outstanding principal balance of each mortgage loan repurchased during the calendar month immediately preceding that distribution date, (iv) the portion of any substitution amount paid with respect to any replaced mortgage loans during the calendar month immediately preceding that distribution date allocable to principal, (v) all net liquidation proceeds and any other recoveries (net of unreimbursed Advances, servicing advances and other expenses, to the extent allocable to principal) collected during the related collection period, to the extent allocable to principal, (vi) amounts withdrawn from the Swap Account to cover Realized Losses on the mortgage loans incurred during the related collection period and (vii) regarding the January 2007 distribution date, the amount remaining in the Prefunding Account at the end of the Prefunding Period minus (B) any Net Swap Payments owed to the Swap Provider or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Provider, to the extent not paid from the Interest Remittance Amount for such distribution date and to the extent remaining upaid from any prior distribution dates.

Excess Cashflow Loss Payment: Overcollateralization Release Amount:
An amount equal to the lesser of (i) Monthly Excess Cashflow for such distribution date and (ii) the aggregate realized losses on the mortgage loans incurred during the related collection period, to the extent not covered by amounts received under the Swap Agreement, such amount to be added to the Principal Payment Amount.

For any distribution date will be equal to the lesser of (x) the Principal Remittance Amount for such distribution date and (y) the amount, if any, by which (i) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of (a) the Principal Remittance Amount and (b) the Excess Cashflow Loss Payment for such date, is applied on such date in reduction of the aggregate of the Class Principal Balances of the certificates (to an amount not less than zero), exceeds (ii) the Targeted Overcollateralization Amount for such date.

Principal Payment Amount:	For any distribution date will be equal to the Principal Remittance Amount for such date, minus the Overcollateralization Release Amount, if any, for such date.

Swap Agreement:
On the closing date, the Supplemental Interest Trust Trustee will enter into a Swap Agreement (calculation of the notional amount is described on page 10). Under the Swap Agreement and on each Swap Payment Date, (i) the Supplemental Interest Trust will be obligated to pay to the Swap Provider an amount equal to approximately [5.10]% per annum (30/360 accrual) of the notional amount for the related period and (ii) the Supplemental Interest Trust will be entitled to receive from the Swap Provider an amount equal to the product of (a) one-month LIBOR (as determined under the Swap Agreement) (actual/360 accrual) and (b) the notional amount for the related period, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). The “Swap Payment Date” with respect to each distribution date is the business day immediately preceding the 25th day of the related month, beginning in November 2006, to and including the termination date.

Generally, the Net Swap Payment will be deposited into a Swap Account by the Supplemental Interest Trust Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement and as described on page 12.

Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Swap Payment Date, and on any subsequent Swap Payment Dates until paid in full, prior to distributions to certificate holders.

Credit Enhancement:	1. Excess cashflow. 2. Net Swap Payments received from the Swap Provider (if any).
3. Overcollateralization.
4. Subordination (see table below).

Class (Aggregated)	Expected Initial Credit Enhancement(1)	Expected Initial Target Credit Enhancement(1)	Expected Final Target Credit Enhancement(2)
A(3)	25.65%	29.25%	58.50%
M-1	20.60%	24.20%	48.40%
M-2	16.45%	20.05%	40.10%
M-3	14.20%	17.80%	35.60%
M-4	12.10%	15.70%	31.40%
M-5	10.10%	13.70%	27.40%
M-6	8.20%	11.80%	23.60%
M-7	6.35%	9.95%	19.90%
M-8	4.90%	8.50%	17.00%
M-9	3.70%	7.30%	14.60%
B-1	2.00%	5.60%	11.20%

(1) Prior to stepdown date, based on Maximum Pool Balance.
(2) On or after stepdown date, based on current pool balance.
(3) Class A includes the Class A-1, Class A-2, Class A-3 and Class A-R Certificates.

Overcollateralization:
1.  Before the Stepdown Date, the required overcollateralization amount is initially the sum of (a) [5.60]% of the Maximum Pool Balance and (b) the amount by which the Class Principal Balance of the Class B-1 Certificates has been reduced by any payments from Monthly Excess Cashflow pursuant to subclause 25 of clause IV. under “—Distributions to Certificateholders” below on any prior distribution date,

2.  On and after the Stepdown Date, the required overcollateralization amount is the sum of (a) [11.20]% of the outstanding pool balance (subject to a Trigger Event) and (b) the amount by which the Class Principal Balance of the Class B-1 Certificates has been reduced by any payments from Monthly Excess Cashflow pursuant to subclause 25 of clause IV. under “—Distributions to Certificateholders” below on any prior distribution date.

3.  The required overcollateralization amount is subject to a floor of [0.50]% of the Maximum Pool Balance.

4.  On and after the Stepdown Date, if a Trigger Event is in effect, the required overcollateralization amount is the same as the prior period’s required overcollateralization amount.

Senior Enhancement Percentage:
With respect to any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates and (ii) the overcollateralization amount, in each case after giving effect to payments on such distribution date, by (y) the sum of the aggregate pool balance for such distribution date and any amounts remaining in the Prefunding Account.

Stepdown Date:
The later to occur of (i) the distribution date in November 2009 and (ii) the first distribution date on which the Senior Enhancement Percentage (before giving effect to payments on the certificates on such distribution date) is greater than or equal to [58.50]%.

Trigger Event:
A Trigger Event will be in effect for any distribution date if (a) the Delinquency Rates for each of the three (or one and two, in the case of the first and second distribution dates, respectively) immediately preceding months equals or exceeds [13.68]% of the Senior Enhancement Percentage for such distribution date or (b) the cumulative realized losses on the mortgage loans exceed the percentage of the Maximum Pool Balance for that distribution date as specified below:

SUBJECT TO FINAL RATING AGENCY APPROVALS

Distribution Date	Percentage of Maximum Pool Balance
November 2006 - October 2009	N/A
November 2009 - October 2010	[4.60%] for the first month, plus an additional 1/12th of [2.55%] for each month thereafter.
November 2010 - October 2011	[7.15%] for the first month, plus an additional 1/12th of [1.60%] for each month thereafter.
November 2011 - October 2012	[8.75%] for the first month, plus an additional 1/12th of [0.50%] for each month thereafter.
November 2012 and thereafter	[9.25%]

Registration:	The Offered Certificates other than the Class A-R Certificates will be available in book-entry form through DTC, Clearstream, Luxembourg and Euroclear.

Source for Calculation of One-Month LIBOR:	Telerate Page 3750.
Distributions to Certificateholders:
I.	The Interest Remittance Amount will be distributed on each distribution date as follows:
1. to the Class X-S Certificates, the aggregate excess servicing fee for such distribution date;

2.  Concurrently to the Class A-R, Class A-IO, Class A-1, Class A-2, Class A-3 and Class P Certificates, on a pro rata basis, Accrued Certificate Interest and any Interest Carry Forward Amounts for such classes;

3. to the Class M-1 Certificates, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;
4. to the Class M-2 Certificates, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;
5. to the Class M-3 Certificates, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;
6. to the Class M-4 Certificates, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;
7. to the Class M-5 Certificates, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;
8. to the Class M-6 Certificates, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;
9. to the Class M-7 Certificates, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;
10. to the Class M-8 Certificates, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;
11. to the Class M-9 Certificates, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;
12. to the Class B-1 Certificates, Accrued Certificate Interest and any Interest Carry Forward Amount for such class; and
13. for application as part of Monthly Excess Cashflow for such distribution date.

II.	Before the Stepdown Date, or during a Trigger Event, the Principal Payment Amount will be allocated in the following priority:
1. on the distribution date in January 2012 or thereafter, to the Class P Certificates until the Class Principal Balance of such class has been reduced to zero.

2.  to the Class A-R Certificates, until the Class Principal Balance thereof has been reduced to zero, and then sequentially to the Class A-1, Class A-2 and Class A-3 Certificates, in each case, until the Class Principal Balance thereof has been reduced to zero.

3. to the Class M-1 Certificates until the Class Principal Balance of such class has been reduced to zero;
4. to the Class M-2 Certificates until the Class Principal Balance of such class has been reduced to zero;
5. to the Class M-3 Certificates until the Class Principal Balance of such class has been reduced to zero;
6. to the Class M-4 Certificates until the Class Principal Balance of such class has been reduced to zero;

7.  to the Class M-5 Certificates until the Class Principal Balance of such class has been reduced to zero;
8.  to the Class M-6 Certificates until the Class Principal Balance of such class has been reduced to zero;
9.  to the Class M-7 Certificates until the Class Principal Balance of such class has been reduced to zero;
10.  to the Class M-8 Certificates until the Class Principal Balance of such class has been reduced to zero;
11.  to the Class M-9 Certificates until the Class Principal Balance of such class has been reduced to zero;
12.  to the Class B-1 Certificates until the Class Principal Balance of such class has been reduced to zero; and

13. for application as part of Monthly Excess Cashflow for such distribution date.

III.	On and after the Stepdown Date and assuming no Trigger Event is in effect, the Principal Payment Amount will be allocated in the following priority:
1. commencing on the distribution date in January 2012 or thereafter, to the Class P Certificates until the Class Principal Balance of such class has been reduced to zero.

2.  distributed sequentially to the Class A-1, Class A-2 and Class A-3 Certificates, in each case, until the Class Principal Balance thereof has been reduced to zero, in each case, in accordance with the Target Credit Enhancement percentage for the Class A Certificates;

3. to the Class M-1 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-1 Certificates, until the Class Principal Balance of such class has been reduced to zero;

4.  to the Class M-2 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-2 Certificates, until the Class Principal Balance of such class has been reduced to zero;
5.  to the Class M-3 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-3 Certificates, until the Class Principal Balance of such class has been reduced to zero;
6.  to the Class M-4 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-4 Certificates, until the Class Principal Balance of such class has been reduced to zero;

7. to the Class M-5 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-5 Certificates, until the Class Principal Balance of such class has been reduced to zero;
8. to the Class M-6 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-6 Certificates, until the Class Principal Balance of such class has been reduced to zero;
9. to the Class M-7 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-7 Certificates, until the Class Principal Balance of such class has been reduced to zero;
10. to the Class M-8 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-8 Certificates, until the Class Principal Balance of such class has been reduced to zero;
11. to the Class M-9 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-9 Certificates, until the Class Principal Balance of such class has been reduced to zero;

12.  to the Class B-1 Certificates, in accordance with the Target Credit Enhancement percentage for the Class B-1 Certificates, until the Class Principal Balance of such class has been reduced to zero; and

13. for application as part of Monthly Excess Cashflow for such distribution date.

IV.	Any amount distributed pursuant to clause (13) in clauses I, II and III above shall be distributed to the certificates in the following order of priority:

1.  an amount equal to the Excess Cashflow Loss Payment for such distribution date to be distributed in the same manner as the Principal Payment Amount as set forth above in clauses II and III.
2.  for the first distribution date, 100% of the Monthly Excess Cashflow available under this clause 2 will be released to the Class X-1 Certificates.

3.    a)Prior to the Stepdown Date or if a Trigger Event is in effect, until the required overcollateralization amount is reached, according to clause II above; or
b) On or after the Stepdown Date, provided no Trigger Event is in effect, until the required overcollateralization amount is reached, according to clause III above;

4. to the Class M-1 Certificates, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Swap Account;

5.  to the Class M-2 Certificates, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Swap Account;
6.  to the Class M-3 Certificates, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Swap Account;
7.  to the Class M-4 Certificates, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Swap Account;
8.  to the Class M-5 Certificates, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Swap Account;
9.  to the Class M-6 Certificates, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Swap Account;
10.  to the Class M-7 Certificates, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Swap Account;

11. to the Class M-8 Certificates, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Swap Account;
12. to the Class M-9 Certificates, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Swap Account;
13. to the Class B-1 Certificates, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Swap Account;

14.  to the Class A-IO, Class A-1, Class A-2 and Class A-3 Certificates, pro rata based on amounts due, any applicable Basis Risk Shortfall for each such class, to the extent not paid from amounts on deposit in the Swap Account;

15. to the Class M-1 Certificates, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
16. to the Class M-2 Certificates, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
17. to the Class M-3 Certificates, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;

18.  to the Class M-4 Certificates, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
19.  to the Class M-5 Certificates, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
20.  to the Class M-6 Certificates, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
21.  to the Class M-7 Certificates, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
22.  to the Class M-8 Certificates, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;

23. to the Class M-9 Certificates, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
24. to the Class B-1 Certificates, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
25. to the Class B-1 Certificates until the Class Principal Balance of such class has been reduced to zero;
26. to the Swap Provider, the amount of any Swap Termination Payment resulting from a Swap Provider Trigger Event not previously paid;

27.  to the Class X-1 Certificates, the amount distributable thereon pursuant to the pooling and servicing agreement; and
28.  to the Class A-R Certificates, any remaining amount. It is not anticipated that any amounts will be distributed to the Class A-R Certificates under this clause (28).

Additional Information:
Investors may find additional information about the original characteristics and delinquency, loss and prepayment experience of certain prior securitized pools of similar assets prepared by the Seller at http://www.credit-suisse.hemt.static-pool.com.

In addition, investors should carefully review the attached Term Sheet Supplement for more information regarding the offered certificates. Capitalized terms used but not defined herein shall have the meanings set forth in the attached Term Sheet Supplement.

Swap Agreement:

The Swap Agreement Lower Bound and Upper Bound amounts are shown on the following page. The Swap Agreement notional amount is determined for each Swap Payment Date as follows:

(1)  if the aggregate Class Principal Balance of the Offered Certificates (other than the Class A-IO Certificates and Class A-R Certificates) for the immediately preceding distribution date (or as of the closing date for the first Swap Payment Date) is greater than the Lower Bound and less than the Upper Bound, the Swap Agreement notional amount will be the difference between (i) the aggregate Class Principal Balance of the Offered Certificates (other than the Class A-IO Certificates and Class A-R Certificates) for the immediately preceding distribution date (or as of the closing date for the first Swap Payment Date) and (ii) the aggregate Class Principal Balance of the Class A-1 Certificates for the immediately preceding distribution date (or as of the closing date for the first Swap Payment Date).

(2)  if the aggregate Class Principal Balance of the Offered Certificates (other than the Class A-IO Certificates and Class A-R Certificates) for the immediately preceding distribution date (or as of the closing date for the first Swap Payment Date) is less than or equal to the Lower Bound, the Swap Agreement notional amount will be the difference between (i) the Lower Bound and (ii) the aggregate Class Principal Balance of the Class A-1 Certificates for the immediately preceding distribution date (or as of the closing date for the first Swap Payment Date).

(3)  if the aggregate Class Principal Balance of the Offered Certificates (other than the Class A-IO Certificates and Class A-R Certificates) for the immediately preceding distribution date (or as of the closing date for the first Swap Payment Date) is greater than or equal to the Upper Bound, the Swap Agreement notional amount will be the difference between (i) the Upper Bound and (ii) the aggregate Class Principal Balance of the Class A-1 Certificates for the immediately preceding distribution date (or as of the closing date for the first Swap Payment Date).

Under the Swap Agreement, the Supplemental Interest Trust shall be obligated to pay to the Swap Provider an amount equal to approximately [5.10%] (per annum) (30/360 accrual) of the Swap Agreement notional amount for the related period and the Supplemental Interest Trust will be entitled to receive from the Swap Provider an amount equal to the product of (i) One-Month LIBOR (as determined pursuant to the Swap Agreement) and (ii) the Swap Agreement notional amount for the related period, accrued (on an actual/360 basis) during each Swap Agreement accrual period until the Swap Agreement is retired. Only the Net Swap Payment of the two obligations above will be paid by the appropriate party.

Swap Agreement Lower and Upper Bounds

Period	Distribution Date	Lower Bound	Upper Bound	Period	Distribution Date	Lower Bound	Upper Bound
1	25-Nov-06	784,000,000	784,000,000	31	25-May-09	142,640,000	304,248,000
2	25-Dec-06	768,320,000	768,416,000	32	25-Jun-09	132,160,000	293,656,000
3	25-Jan-07	751,760,000	752,040,000	33	25-Jul-09	122,800,000	283,424,000
4	25-Feb-07	731,520,000	734,824,000	34	25-Aug-09	111,680,000	273,528,000
5	25-Mar-07	705,200,000	716,824,000	35	25-Sep-09	100,320,000	263,952,000
6	25-Apr-07	677,840,000	698,064,000	36	25-Oct-09	91,920,000	254,688,000
7	25-May-07	656,400,000	678,616,000	37	25-Nov-09	84,240,000	245,736,000
8	25-Jun-07	632,640,000	658,504,000	38	25-Dec-09	-	237,080,000
9	25-Jul-07	600,880,000	637,816,000	39	25-Jan-10	-	228,704,000
10	25-Aug-07	571,520,000	617,672,000	40	25-Feb-10	-	220,592,000
11	25-Sep-07	537,120,000	598,088,000	41	25-Mar-10	-	212,768,000
12	25-Oct-07	498,720,000	579,048,000	42	25-Apr-10	-	205,192,000
13	25-Nov-07	467,680,000	560,528,000	43	25-May-10	-	197,864,000
14	25-Dec-07	436,400,000	542,520,000	44	25-Jun-10	-	190,776,000
15	25-Jan-08	407,520,000	525,024,000	45	25-Jul-10	-	183,928,000
16	25-Feb-08	385,600,000	508,000,000	46	25-Aug-10	-	177,296,000
17	25-Mar-08	365,040,000	491,464,000	47	25-Sep-10	-	170,888,000
18	25-Apr-08	349,200,000	475,384,000	48	25-Oct-10	-	164,696,000
19	25-May-08	333,680,000	459,768,000	49	25-Nov-10	-	158,704,000
20	25-Jun-08	317,680,000	444,592,000	50	25-Dec-10	-	152,904,000
21	25-Jul-08	298,960,000	429,856,000	51	25-Jan-11	-	147,304,000
22	25-Aug-08	278,960,000	415,536,000	52	25-Feb-11	-	141,888,000
23	25-Sep-08	254,880,000	401,624,000	53	25-Mar-11	-	136,648,000
24	25-Oct-08	235,840,000	388,120,000	54	25-Apr-11	-	131,576,000
25	25-Nov-08	219,440,000	375,024,000	55	25-May-11	-	126,680,000
26	25-Dec-08	204,000,000	362,312,000	56	25-Jun-11	-	121,936,000
27	25-Jan-09	189,200,000	349,976,000	57	25-Jul-11	-	117,352,000
28	25-Feb-09	173,680,000	338,016,000	58	25-Aug-11	-	112,920,000
29	25-Mar-09	163,840,000	326,408,000	59	25-Sep-11	-	108,640,000
30	25-Apr-09	151,440,000	315,160,000	60	25-Oct-11	-	104,488,000

Swap Payments:

Funds payable under the Swap Agreement (i.e., Swap Payment from either the Supplemental Interest Trust or the Swap Provider) will be deposited into the Swap Account.

Funds in the Swap Account which are payable to the Swap Provider under the Swap Agreement will be distributed from any available funds prior to distributions on the certificates (as described herein under “Distributions to Certificateholders” (page 7)) on each Swap Payment Date in the following order of priority:

1.  To the Swap Provider, any Net Swap Payment owed for such distribution date; and
2.  To the Swap Provider, any Swap Termination Payment not due to a Swap Provider Trigger Event.

Net Swap Payments in the Swap Account that are payable to the Supplemental Interest Trust will be distributed on each distribution date in the following order of priority:

1.  To pay the Class A-IO, Class A-1, Class A-2 and Class A-3 Certificates, on a pro rata basis, Accrued Certificate Interest and any Interest Carry Forward Amounts, to the extent unpaid from the Interest Remittance Amount for such distribution date;
2.  To pay the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates, in that order, Accrued Certificate Interest and any Interest Carry Forward Amounts, to the extent unpaid from the Interest Remittance Amount for such distribution date;
3.  To the Principal Remittance Amount, up to the amount of realized losses on the mortgage loans incurred during the related collection period, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder under Section IV (page 8) on such distribution date;
4.  To pay the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates, in that order, any Deferred Amount, with interest therein at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder under Section IV (page 8) on such distribution date; and
5.  To pay sequentially, (i) the Class A-IO, Class A-1, Class A-2 and Class A-3 Certificates, on a pro-rata basis, and (ii) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates, in that order, any applicable Basis Risk Shortfall for each such class, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder under Section IV (page 8) on such distribution date.

Any amounts paid under the Swap Agreement to the Supplemental Interest Trust not used to pay Accrued Certificate Interest and Interest Carryforward Amounts, to cover realized losses on the mortgage loans, to pay Deferred Amounts or related Basis Risk Shortfalls will remain on deposit in the Swap Account and will be available on future distribution dates to make the payments described in 1. through 5. above. On the distribution date on which the aggregate principal balance of the Offered Certificates is reduced to zero, any amounts remaining in the Swap Account will be distributed to the Class X-1 Certificates.

Swap Provider Downgrade Provisions:

If the Swap Provider's ratings fall below:
•     a short-term credit rating of “A-1” by S&P or, if the Swap Counterparty does not have a short-term rating from S&P, a long-term credit rating of “A+” by S&P; or

•     a short-term credit rating of “P-1” and a long-term credit rating of “A1,” or, if no short-term credit rating is available, a long-term credit rating of “Aa3,” in each case by Moody’s.

the Swap Provider is required, at it’s cost, to perform, in a manner satisfactory to the Rating Agencies, in order to confirm that the ratings on the certificates will be the same as the ratings in effect prior to such downgrade of the Swap Provider, one or more actions, including, but not limited to:

•      furnishing a guarantee of the Swap Counterparty’s obligations under the Swap Agreement from a guarantor that has (a) either a short-term credit rating greater than or equal to “A-1” or, if the substitute swap counterparty does not have a short-term rating from S&P, a long-term credit rating greater than or equal to “A+,” in each case by S&P and (b) either a short-term credit rating greater than or equal to “P-1” (and, if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade) and a long-term credit rating greater than or equal to “A1” (and, if rated “A1” by Moody’s, such rating is not on watch for possible downgrade) or, if the substitute swap counterparty does not have a short-term credit rating from Moody’s, a long-term credit rating greater than or equal to “Aa3” (and, if rated “Aa3”, such rating is not on watch for possible downgrade), in each case by Moody’s;

•      post collateral according to the terms of the Swap Agreement; or

•     obtaining a substitute swap counterparty to replace the Swap Counterparty (and providing written notice to each rating agency with respect to such replacement) that is subject to approval by S&P (as provided in the Swap Agreement) and has (a) either a short-term credit rating greater than or equal to “A-1” or, if the substitute swap counterparty does not have a short-term rating from S&P, a long-term credit rating greater than or equal to “A+,” in each case by S&P and (b) either a short-term credit rating greater than or equal to “P-1” (and, if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade) and a long-term credit rating greater than or equal to “A1” (and, if rated “A1” by Moody’s, such rating is not on watch for possible downgrade) or, if the substitute swap counterparty does not have a short-term credit rating from Moody’s, a long-term credit rating greater than or equal to “Aa3” (and, if rated “Aa3”, such rating is not on watch for possible downgrade), in each case by Moody’s.

Replacement of a Swap Agreement following Termination:

If the credit ratings of the Swap Provider are downgraded to a rating level below “BBB-“ by Standard & Poor’s or “P-3” by Moody’s, then the Swap Provider must, in a manner satisfactory to the Rating Agencies in order to confirm that the ratings on the Certificates will be the same as the ratings in effect prior to such downgrade, seek to replace itself with a substitute Provider, but only on the conditions specified in the pooling and servicing agreement.

Class A-IO Notional Schedule

Period	Distribution Date	Notional Balance
1	25-Nov-06	80,000,000
2	25-Dec-06	74,118,790
3	25-Jan-07	68,669,938
4	25-Feb-07	63,621,658
5	25-Mar-07	58,944,504
6	25-Apr-07	54,611,191
7	25-May-07	50,596,443
8	25-Jun-07	46,876,839
9	25-Jul-07	43,430,682
10	25-Aug-07	40,237,870
11	25-Sep-07	37,279,778
12	25-Oct-07	34,539,150
13	25-Nov-07	32,000,000
14	25-Dec-07	29,647,516
15	25-Jan-08	27,467,975
16	25-Feb-08	25,448,663
17	25-Mar-08	23,577,802
18	25-Apr-08	21,844,477
19	25-May-08	20,238,577
20	25-Jun-08	18,750,735
21	25-Jul-08	17,372,273
22	25-Aug-08	16,095,148
23	25-Sep-08	14,911,911
24	25-Oct-08	13,815,660
25	25-Nov-08	12,800,000
26	25-Dec-08	11,859,006
27	25-Jan-09	10,987,190
28	25-Feb-09	10,179,465
29	25-Mar-09	9,431,121
30	25-Apr-09	8,737,791
31	25-May-09 and thereafter	0

Bond Summary
(Assumes no losses, 1-month LIBOR at 5.34%, 12-month LIBOR and 6-month LIBOR at 5.40% and the business day convention is ignored).

To Call:	Class A-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	1.88	1.23	0.92	0.61	0.44
	First Pay	Nov-06	Nov-06	Nov-06	Nov-06	Nov-06
	Last Pay	Feb-12	Jul-09	Oct-08	Jan-08	Sep-07
	Class A-2	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	6.80	4.00	2.22	1.37	0.95
	First Pay	Feb-12	Jul-09	Oct-08	Jan-08	Sep-07
	Last Pay	Jul-15	Jun-12	Mar-09	Apr-08	Nov-07
	Class A-3	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	10.81	7.05	2.69	1.64	1.13
	First Pay	Jul-15	Jun-12	Mar-09	Apr-08	Nov-07
	Last Pay	Apr-18	Apr-14	Oct-09	Aug-08	Jan-08
	Class M-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	7.56	5.28	4.97	1.92	1.30
	First Pay	Jun-10	Aug-10	Oct-09	Aug-08	Jan-08
	Last Pay	Apr-18	Apr-14	Mar-12	Nov-08	Mar-08
	Class M-2	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	7.56	5.16	5.18	2.17	1.45
	First Pay	Jun-10	May-10	Jun-11	Nov-08	Mar-08
	Last Pay	Apr-18	Apr-14	Mar-12	Feb-09	May-08
	Class M-3	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	7.56	5.11	4.70	2.37	1.59
	First Pay	Jun-10	Apr-10	Feb-11	Feb-09	May-08
	Last Pay	Apr-18	Apr-14	Mar-12	Apr-09	Jun-08
	Class M-4	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	7.56	5.08	4.48	2.54	1.68
	First Pay	Jun-10	Mar-10	Oct-10	Apr-09	Jun-08
	Last Pay	Apr-18	Apr-14	Mar-12	Jun-09	Jul-08
	Class M-5	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	7.56	5.06	4.33	2.71	1.79
	First Pay	Jun-10	Feb-10	Aug-10	Jun-09	Jul-08
	Last Pay	Apr-18	Apr-14	Mar-12	Aug-09	Aug-08
	Class M-6	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	7.56	5.05	4.22	2.90	1.91
	First Pay	Jun-10	Jan-10	Jun-10	Aug-09	Aug-08
	Last Pay	Apr-18	Apr-14	Mar-12	Oct-09	Oct-08
	Class M-7	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	7.56	5.03	4.14	3.21	2.03
	First Pay	Jun-10	Jan-10	Apr-10	Oct-09	Oct-08
	Last Pay	Apr-18	Apr-14	Mar-12	Jan-10	Nov-08
	Class M-8	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	7.56	5.02	4.07	3.24	2.07
	First Pay	Jun-10	Dec-09	Mar-10	Jan-10	Nov-08
	Last Pay	Apr-18	Apr-14	Mar-12	Jan-10	Nov-08
	Class M-9	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	7.56	5.01	4.03	3.24	2.07
	First Pay	Jun-10	Dec-09	Feb-10	Jan-10	Nov-08
	Last Pay	Apr-18	Apr-14	Mar-12	Jan-10	Nov-08
	Class B-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	1.25	1.33	1.45	2.00	2.07
	First Pay	Nov-07	Nov-07	Dec-07	Mar-08	Nov-08
	Last Pay	Apr-08	May-08	Jul-08	Jun-09	Nov-08

To Maturity:	Class A-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	1.88	1.23	0.92	0.61	0.44
	First Pay	Nov-06	Nov-06	Nov-06	Nov-06	Nov-06
	Last Pay	Feb-12	Jul-09	Oct-08	Jan-08	Sep-07
	Class A-2	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	6.80	4.00	2.22	1.37	0.95
	First Pay	Feb-12	Jul-09	Oct-08	Jan-08	Sep-07
	Last Pay	Jul-15	Jun-12	Mar-09	Apr-08	Nov-07
	Class A-3	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	12.87	8.69	2.69	1.64	1.13
	First Pay	Jul-15	Jun-12	Mar-09	Apr-08	Nov-07
	Last Pay	Apr-27	Jun-23	Oct-09	Aug-08	Jan-08
	Class M-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	8.29	5.85	7.07	1.92	1.30
	First Pay	Jun-10	Aug-10	Oct-09	Aug-08	Jan-08
	Last Pay	Jul-25	Nov-21	Dec-18	Nov-08	Mar-08
	Class M-2	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	8.29	5.71	5.64	2.17	1.45
	First Pay	Jun-10	May-10	Jun-11	Nov-08	Mar-08
	Last Pay	Jul-25	May-21	Apr-17	Feb-09	May-08
	Class M-3	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	8.29	5.65	5.09	2.37	1.59
	First Pay	Jun-10	Apr-10	Feb-11	Feb-09	May-08
	Last Pay	Jul-25	Oct-20	Nov-16	Apr-09	Jun-08
	Class M-4	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	8.29	5.62	4.86	2.54	1.68
	First Pay	Jun-10	Mar-10	Oct-10	Apr-09	Jun-08
	Last Pay	Jul-25	May-20	Aug-16	Jun-09	Jul-08
	Class M-5	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	8.29	5.58	4.70	2.71	1.79
	First Pay	Jun-10	Feb-10	Aug-10	Jun-09	Jul-08
	Last Pay	Jul-25	Jan-20	May-16	Aug-09	Aug-08
	Class M-6	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	8.28	5.55	4.58	2.90	1.91
	First Pay	Jun-10	Jan-10	Jun-10	Aug-09	Aug-08
	Last Pay	Jul-25	Aug-19	Jan-16	Oct-09	Oct-08
	Class M-7	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	8.25	5.52	4.49	5.66	2.03
	First Pay	Jun-10	Jan-10	Apr-10	Oct-09	Oct-08
	Last Pay	Dec-24	Feb-19	Sep-15	Jan-14	Nov-08
	Class M-8	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	8.23	5.49	4.40	4.89	2.18
	First Pay	Jun-10	Dec-09	Mar-10	May-11	Nov-08
	Last Pay	May-24	Aug-18	May-15	Jan-12	Jan-09
	Class M-9	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	8.19	5.45	4.34	4.36	2.29
	First Pay	Jun-10	Dec-09	Feb-10	Dec-10	Jan-09
	Last Pay	Nov-23	Feb-18	Dec-14	Aug-11	Feb-09
	Class B-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	1.25	1.33	1.45	2.00	2.46
	First Pay	Nov-07	Nov-07	Dec-07	Mar-08	Feb-09
	Last Pay	Apr-08	May-08	Jul-08	Jun-09	May-09

Net Funds Cap
(Assumes no losses, adjusted for Net Swap Payment owed to the Swap Provider, excludes Class A-IO interest, 1-month LIBOR at 6.34%,12-month LIBOR and 6-month LIBOR at 6.40%, 100% PPC, business day convention ignored, act/360 day count convention, with respect to the Class A-IO and Class A-1 Certificates the related Net Funds Cap will be adjusted based on a 30/360 day count convention)

Period	Net Funds Cap	Period	Net Funds Cap	Period	Net Funds Cap
1	11.54%	41	11.24%	81	10.50%
2	9.50%	42	10.15%	82	10.16%
3	9.24%	43	10.49%	83	10.16%
4	9.28%	44	10.15%	84	10.50%
5	10.32%	45	10.49%	85	10.16%
6	9.35%	46	10.16%	86	10.50%
7	9.70%	47	10.16%	87	10.16%
8	9.42%	48	10.50%	88	10.16%
9	9.76%	49	10.16%	89	11.25%
10	9.47%	50	10.50%	90	10.16%
11	9.49%	51	10.16%	91	10.50%
12	9.84%	52	10.16%	92	10.16%
13	9.54%	53	11.25%	93	10.50%
14	9.88%	54	10.16%	94	10.16%
15	9.59%	55	10.50%	95	10.16%
16	9.61%	56	10.16%	96	10.50%
17	10.29%	57	10.50%	97	10.16%
18	9.65%	58	10.16%	98	10.50%
19	9.99%	59	10.16%	99	10.16%
20	9.68%	60	10.50%	100	10.16%
21	10.02%	61	10.16%	101	11.25%
22	9.71%	62	10.50%	102	10.16%
23	9.73%	63	10.16%	103	10.50%
24	10.07%	64	10.16%	104	10.16%
25	9.76%	65	10.86%	105	10.50%
26	10.10%	66	10.16%	106	10.16%
27	9.79%	67	10.50%	107	10.16%
28	9.80%	68	10.16%	108	10.50%
29	10.86%	69	10.50%	109	10.16%
30	9.82%	70	10.16%	110	10.50%
31	10.45%	71	10.16%	111	10.16%
32	10.11%	72	10.50%	112	10.16%
33	10.45%	73	10.16%	113	10.87%
34	10.14%	74	10.50%	114	10.16%
35	10.14%	75	10.16%	115	10.50%
36	10.48%	76	10.16%	116	10.16%
37	10.14%	77	11.25%	117	10.50%
38	10.48%	78	10.16%	118	10.16%
39	10.14%	79	10.50%	119	10.16%
40	10.15%	80	10.16%	120	10.50%

Excess Spread
(Assumes no losses, no Basis Risk Shortfall payments, approximated forward 1-month LIBOR as shown below, forward 12-month LIBOR and 6-month LIBOR at constant spread of 0.06% to 1-month LIBOR, 100% PPC, business day convention ignored)

Period	1-month LIBOR	Excess Spread	Period	1-month LIBOR	Excess Spread	Period	1-month LIBOR	Excess Spread
1	5.34%	5.07%	41	4.88%	5.64%	81	5.03%	5.61%
2	5.36%	4.05%	42	4.89%	5.63%	82	5.03%	5.45%
3	5.30%	4.11%	43	4.89%	5.67%	83	5.03%	5.45%
4	5.28%	4.18%	44	4.89%	5.67%	84	5.08%	5.57%
5	5.24%	4.25%	45	4.92%	5.70%	85	5.10%	5.39%
6	5.15%	4.29%	46	4.92%	5.69%	86	5.10%	5.55%
7	5.11%	4.35%	47	4.93%	5.69%	87	5.11%	5.38%
8	5.06%	4.40%	48	4.94%	5.71%	88	5.11%	5.38%
9	4.98%	4.46%	49	4.94%	5.70%	89	5.11%	5.87%
10	4.93%	4.50%	50	4.95%	5.72%	90	5.10%	5.39%
11	4.87%	4.56%	51	4.97%	5.71%	91	5.09%	5.56%
12	4.84%	4.62%	52	4.97%	5.71%	92	5.10%	5.39%
13	4.79%	4.66%	53	4.97%	5.75%	93	5.10%	5.55%
14	4.75%	4.73%	54	4.97%	5.71%	94	5.10%	5.39%
15	4.74%	4.79%	55	4.97%	5.73%	95	5.11%	5.39%
16	4.70%	4.86%	56	4.98%	5.71%	96	5.14%	5.58%
17	4.68%	4.96%	57	4.99%	5.73%	97	5.14%	5.46%
18	4.71%	5.01%	58	4.99%	5.71%	98	5.15%	5.66%
19	4.67%	5.10%	59	5.00%	5.72%	99	5.15%	5.55%
20	4.67%	5.16%	60	5.00%	5.73%	100	5.15%	5.60%
21	4.71%	5.26%	61	5.01%	5.65%	101	5.16%	6.10%
22	4.69%	5.29%	62	5.01%	5.81%	102	5.09%	5.74%
23	4.68%	5.34%	63	5.02%	5.64%	103	5.08%	5.95%
24	4.72%	5.39%	64	5.03%	5.63%	104	5.09%	5.84%
25	4.70%	5.42%	65	5.03%	5.95%	105	5.09%	6.05%
26	4.71%	5.48%	66	5.02%	5.45%	106	5.09%	5.95%
27	4.75%	5.50%	67	5.03%	5.61%	107	5.09%	6.01%
28	4.74%	5.54%	68	5.01%	5.46%	108	5.19%	6.13%
29	4.74%	5.63%	69	4.91%	5.71%	109	5.21%	6.03%
30	4.77%	5.63%	70	4.91%	5.55%	110	5.22%	6.22%
31	4.76%	5.97%	71	4.91%	5.55%	111	5.22%	6.14%
32	4.77%	5.99%	72	5.06%	5.58%	112	5.22%	6.21%
33	4.80%	6.04%	73	5.08%	5.40%	113	5.23%	6.54%
34	4.80%	6.09%	74	5.09%	5.56%	114	5.18%	6.37%
35	4.80%	6.13%	75	5.09%	5.39%	115	5.18%	6.57%
36	4.83%	6.19%	76	5.09%	5.40%	116	5.19%	6.50%
37	4.83%	6.21%	77	5.10%	5.88%	117	5.19%	6.70%
38	4.85%	6.07%	78	5.03%	5.45%	118	5.19%	6.65%
39	4.87%	5.89%	79	5.03%	5.61%	119	5.20%	6.73%
40	4.87%	5.73%	80	5.03%	5.45%	120	5.24%	6.90%

Breakeven CDRs

The Breakeven CDR for a class is the maximum CDR at which such class will NOT be written down (with a 0.1% increment) at the corresponding scenario assumptions. The table below is generated with the following assumptions: 100% PPC, Forward LIBOR as shown in the Excess Spread table above, 100% Loss Severity, Trigger Event is in effect for every distribution date, no stepdown, 6 month lag, interest does not accrue on Deferred Amounts and 100% servicer advances.

Class	Breakeven CDR	Collateral Cum Loss	Average Life
M-1	15.2%	28.8%	6.3
M-2	12.7%	24.9%	7.0
M-3	11.4%	22.8%	8.2
M-4	10.2%	20.8%	8.4
M-5	9.1%	18.9%	8.5
M-6	8.1%	17.1%	8.8
M-7	7.2%	15.4%	9.5
M-8	6.4%	13.9%	9.8
M-9	5.8%	12.7%	10.5
B-1	5.0%	11.1%	9.2

Statistical Collateral Summary - Total Pool

All information on the Mortgage Loans is approximate and is based off of scheduled balances as of the 10/1/06 cutoff date. All Mortgage Loan characteristics are subject to a +/-10% variance. In the final pool, thirty day delinquencies and sixty day delinquencies will represent less than 1.50% and 0.50% of the Mortgage Loans, respectively.

Total Number of Loans	13,353
Total Outstanding Loan Balance	$775,453,926	Min	Max
Average Balance	$58,073	$1,794	$588,704
Weighted Average Combined LTV	97.27%	9.55%	100.00%
Weighted Average Coupon	10.974%	5.750%	16.250%
Weighted Average DTI (Non-Zero)	40.86%
Weighted Average FICO (Non-Zero)	680
Weighted Average Age (Months)	5
% Prepayment Penalties	42.53%
% Balloons	48.03%
% Second Liens	98.14%
% Adjustable Rate	1.09%

Principal Balance at Origination ($)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
0.01 - 25,000.00	2,431	47,542,451	6.13	6	663	96.77	10.864	79.34
25,000.01 - 50,000.00	4,616	167,519,995	21.60	5	670	97.08	10.953	86.41
50,000.01 - 75,000.00	2,853	176,375,143	22.74	5	676	97.43	11.079	91.75
75,000.01 - 100,000.00	1,745	151,211,851	19.50	5	682	97.84	11.094	92.96
100,000.01 - 125,000.00	885	98,941,455	12.76	5	686	98.42	11.002	95.59
125,000.01 - 150,000.00	440	60,144,977	7.76	5	688	97.50	11.069	93.58
150,000.01 - 175,000.00	184	29,765,459	3.84	5	699	97.02	10.933	90.58
175,000.01 - 200,000.00	120	22,511,660	2.90	5	691	94.74	11.002	90.68
200,000.01 - 225,000.00	28	5,933,268	0.77	5	707	91.74	9.590	75.29
225,000.01 - 250,000.00	17	3,882,383	0.50	4	717	92.80	10.540	81.84
250,000.01 - 275,000.00	8	2,097,607	0.27	4	720	93.03	9.541	100.00
275,000.01 - 300,000.00	5	1,495,621	0.19	5	701	80.24	10.338	59.91
300,000.01 - 325,000.00	6	1,842,274	0.24	5	703	96.29	8.149	100.00
325,000.01 - 350,000.00	5	1,684,051	0.22	5	706	91.95	8.059	100.00
350,000.01 - 375,000.00	3	1,101,368	0.14	4	739	96.76	7.895	100.00
375,000.01 - 400,000.00	1	398,904	0.05	9	665	73.44	9.125	100.00
425,000.01 - 450,000.00	2	892,800	0.12	4	743	84.96	8.100	100.00
475,000.01 - 500,000.00	2	963,956	0.12	5	670	97.49	8.945	49.76
550,000.01 - 575,000.00	1	560,000	0.07	5	746	87.50	6.490	100.00
575,000.01 - 600,000.00	1	588,704	0.08	5	690	95.00	9.390	100.00
Total:	13,353	775,453,926	100.00	5	680	97.27	10.974	90.44

Scheduled Balance ($)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
0.01 - 25,000.00	2,455	48,106,019	6.20	6	663	96.77	10.861	79.38
25,000.01 - 50,000.00	4,595	167,053,614	21.54	5	670	97.08	10.954	86.43
50,000.01 - 75,000.00	2,853	176,499,710	22.76	5	676	97.40	11.078	91.75
75,000.01 - 100,000.00	1,743	151,062,887	19.48	5	683	97.85	11.094	92.96
100,000.01 - 125,000.00	886	99,042,141	12.77	5	686	98.42	11.002	95.59
125,000.01 - 150,000.00	440	60,144,977	7.76	5	688	97.50	11.069	93.58
150,000.01 - 175,000.00	184	29,765,459	3.84	5	699	97.02	10.933	90.58
175,000.01 - 200,000.00	120	22,602,214	2.91	5	691	94.68	10.998	90.72
200,000.01 - 225,000.00	28	5,933,268	0.77	5	707	91.74	9.590	75.29
225,000.01 - 250,000.00	15	3,618,354	0.47	4	717	94.10	10.610	80.51
250,000.01 - 275,000.00	8	2,097,607	0.27	4	720	93.03	9.541	100.00
275,000.01 - 300,000.00	5	1,495,621	0.19	5	701	80.24	10.338	59.91
300,000.01 - 325,000.00	6	1,842,274	0.24	5	703	96.29	8.149	100.00
325,000.01 - 350,000.00	5	1,684,051	0.22	5	706	91.95	8.059	100.00
350,000.01 - 375,000.00	3	1,101,368	0.14	4	739	96.76	7.895	100.00
375,000.01 - 400,000.00	1	398,904	0.05	9	665	73.44	9.125	100.00
425,000.01 - 450,000.00	2	892,800	0.12	4	743	84.96	8.100	100.00
475,000.01 - 500,000.00	2	963,956	0.12	5	670	97.49	8.945	49.76
550,000.01 - 575,000.00	1	560,000	0.07	5	746	87.50	6.490	100.00
575,000.01 - 600,000.00	1	588,704	0.08	5	690	95.00	9.390	100.00
Total:	13,353	775,453,926	100.00	5	680	97.27	10.974	90.44

FICO	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
<= 575	5	116,538	0.02	5	544	98.58	12.090	100.00
576 - 600	770	26,845,062	3.46	8	590	99.68	11.460	99.70
601 - 625	1,466	65,787,505	8.48	6	614	98.62	11.491	97.98
626 - 650	2,388	127,939,184	16.50	5	640	97.39	11.450	96.44
651 - 675	2,833	173,362,752	22.36	5	663	97.33	11.166	92.83
676 - 700	2,355	156,150,088	20.14	5	687	97.27	10.771	90.88
701 - 725	1,361	87,653,789	11.30	5	712	96.87	10.622	84.14
726 - 750	1,008	65,165,594	8.40	5	737	96.67	10.558	81.90
751 - 775	678	43,629,838	5.63	5	763	96.12	10.298	78.98
776 - 800	388	22,966,862	2.96	4	786	95.31	10.245	77.25
801 - 825	100	5,722,750	0.74	4	808	95.53	9.980	74.86
826 >=	1	113,964	0.01	6	843	100.00	11.500	100.00
Total:	13,353	775,453,926	100.00	5	680	97.27	10.974	90.44

Original Term (Months)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
<= 60	2	165,690	0.02	5	704	93.48	8.076	78.41
61 - 120	7	276,599	0.04	5	704	88.30	8.638	100.00
121 - 180	6,455	379,221,905	48.90	4	691	95.84	10.966	86.53
181 - 240	705	45,560,164	5.88	4	677	98.27	11.384	97.70
241 - 300	24	2,085,911	0.27	5	713	93.02	10.725	100.00
301 - 360	6,160	348,143,656	44.90	6	668	98.73	10.933	93.68
Total:	13,353	775,453,926	100.00	5	680	97.27	10.974	90.44

Remaining Term (Months)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
<= 60	2	165,690	0.02	5	704	93.48	8.076	78.41
61 - 120	7	276,599	0.04	5	704	88.30	8.638	100.00
121 - 180	6,455	379,221,905	48.90	4	691	95.84	10.966	86.53
181 - 240	705	45,560,164	5.88	4	677	98.27	11.384	97.70
241 - 300	24	2,085,911	0.27	5	713	93.02	10.725	100.00
301 - 360	6,160	348,143,656	44.90	6	668	98.73	10.933	93.68
Total:	13,353	775,453,926	100.00	5	680	97.27	10.974	90.44

Property Type	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
2-4 Family	958	76,515,092	9.87	4	698	96.76	11.426	83.82
Condo	1,297	65,825,790	8.49	5	684	97.72	11.080	86.71
Co-op	11	499,092	0.06	2	690	96.88	11.411	100.00
Factory Built	1	25,933	0.00	8	590	100.00	13.300	100.00
PUD	2,441	140,195,968	18.08	5	680	96.75	10.911	86.33
Single Family Residence	8,594	490,073,016	63.20	5	676	97.44	10.903	93.12
Town House	51	2,319,035	0.30	3	686	97.53	11.586	94.35
Total:	13,353	775,453,926	100.00	5	680	97.27	10.974	90.44

Occupancy Status	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Investment	1,107	47,304,772	6.10	4	715	91.49	12.032	0.00
Primary	11,714	701,288,261	90.44	5	676	97.70	10.899	100.00
Secondary	532	26,860,893	3.46	5	704	96.36	11.062	0.00
Total:	13,353	775,453,926	100.00	5	680	97.27	10.974	90.44

Purpose	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Purchase	10,384	597,835,529	77.09	5	684	98.19	11.073	88.88
Refinance - Cash Out	2,554	156,879,284	20.23	5	666	94.08	10.678	95.97
Refinance - Rate/Term	415	20,739,113	2.67	5	673	94.91	10.356	93.35
Total:	13,353	775,453,926	100.00	5	680	97.27	10.974	90.44

Combined LTV (%)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
<= 50.00	32	2,447,269	0.32	4	691	38.81	10.809	98.70
50.01 - 60.00	21	1,948,712	0.25	4	675	56.34	10.170	100.00
60.01 - 70.00	28	2,747,333	0.35	5	683	66.11	8.938	86.91
70.01 - 80.00	170	13,600,634	1.75	5	699	77.77	9.342	77.74
80.01 - 90.00	1,780	84,773,936	10.93	5	695	89.05	10.393	67.58
90.01 - 95.00	1,764	97,444,919	12.57	4	693	94.68	11.068	72.54
95.01 - 100.00	9,558	572,491,124	73.83	5	675	99.93	11.095	97.12
Total:	13,353	775,453,926	100.00	5	680	97.27	10.974	90.44

Current Rate (%)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
5.501 - 6.000	6	280,550	0.04	6	712	81.42	5.887	90.60
6.001 - 6.500	9	1,261,165	0.16	5	747	77.51	6.478	100.00
6.501 - 7.000	41	3,088,301	0.40	6	730	88.16	6.855	92.84
7.001 - 7.500	104	5,563,874	0.72	5	734	88.25	7.374	94.28
7.501 - 8.000	185	11,470,710	1.48	5	724	93.00	7.846	94.17
8.001 - 8.500	414	20,647,799	2.66	5	704	93.96	8.371	94.76
8.501 - 9.000	606	33,378,636	4.30	5	706	94.58	8.816	92.52
9.001 - 9.500	694	43,736,753	5.64	5	706	95.58	9.349	91.39
9.501 - 10.000	1,789	88,389,413	11.40	6	682	97.60	9.836	92.04
10.001 - 10.500	1,346	83,333,872	10.75	5	688	97.22	10.291	94.96
10.501 - 11.000	1,476	94,439,719	12.18	5	679	97.65	10.834	93.34
11.001 - 11.500	1,747	112,240,402	14.47	5	676	98.25	11.315	92.82
11.501 - 12.000	1,916	112,597,044	14.52	6	661	98.07	11.818	92.83
12.001 - 12.500	1,327	76,623,923	9.88	5	664	98.39	12.303	88.81
12.501 - 13.000	679	36,398,002	4.69	4	662	98.28	12.813	84.03
13.001 - 13.500	437	21,745,276	2.80	4	661	97.96	13.338	82.43
13.501 - 14.000	410	21,028,647	2.71	3	687	96.88	13.780	55.00
14.001 - 14.500	162	8,851,491	1.14	3	681	97.30	14.250	56.14
14.501 - 15.000	4	299,000	0.04	4	692	94.26	14.866	0.00
16.001 - 16.500	1	79,350	0.01	3	692	95.00	16.250	0.00
Total:	13,353	775,453,926	100.00	5	680	97.27	10.974	90.44

State	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Alabama	82	2,517,732	0.32	6	670	96.45	10.481	89.88
Alaska	23	1,061,083	0.14	5	670	98.70	11.274	95.55
Arizona	539	28,385,717	3.66	5	688	95.98	11.074	81.70
Arkansas	145	3,860,498	0.50	7	637	99.28	8.687	93.52
California	2,898	256,932,661	33.13	6	682	97.74	10.963	95.84
Colorado	289	13,115,063	1.69	5	673	97.17	10.906	89.13
Connecticut	127	6,369,430	0.82	4	689	96.45	11.160	89.84
Delaware	48	2,051,594	0.26	4	667	96.78	11.228	94.46
District of Columbia	32	2,649,194	0.34	5	678	95.77	11.808	67.94
Florida	1,220	64,700,020	8.34	5	680	96.54	11.066	82.55
Georgia	552	20,967,911	2.70	6	670	97.69	11.140	81.76
Hawaii	103	9,226,930	1.19	6	699	97.89	10.603	91.39
Idaho	73	2,511,158	0.32	5	684	96.49	10.908	78.38
Illinois	420	19,850,051	2.56	5	673	97.67	10.921	90.28
Indiana	93	3,135,245	0.40	6	657	98.23	10.899	96.83
Iowa	52	1,209,719	0.16	6	666	97.51	11.481	91.93
Kansas	51	1,814,153	0.23	5	667	97.15	10.820	89.56
Kentucky	41	1,153,427	0.15	7	655	96.93	11.216	93.36
Louisiana	47	1,517,153	0.20	7	670	97.47	10.547	92.82
Maine	32	1,065,546	0.14	6	657	98.50	11.470	95.67
Maryland	357	24,240,046	3.13	5	674	98.18	11.283	94.50
Massachusetts	245	15,516,583	2.00	6	682	96.75	10.999	90.93
Michigan	194	7,345,576	0.95	5	678	96.91	10.591	95.58
Minnesota	248	12,132,550	1.56	4	676	97.70	10.427	88.05
Mississippi	37	1,414,596	0.18	5	678	98.28	10.107	80.59
Missouri	162	5,261,302	0.68	5	672	96.90	10.843	83.61
Montana	18	685,859	0.09	6	663	98.91	10.853	80.91
Nebraska	36	942,286	0.12	7	646	98.58	11.360	91.04
Nevada	551	33,604,521	4.33	4	689	96.20	11.103	83.37
New Hampshire	51	2,730,403	0.35	5	664	96.19	11.336	92.39
New Jersey	524	35,176,644	4.54	4	687	96.57	11.477	90.00
New Mexico	96	3,420,436	0.44	6	683	96.82	11.093	69.78
New York	664	58,284,339	7.52	4	692	96.30	11.141	90.00
North Carolina	174	5,888,096	0.76	5	676	97.21	11.013	83.58
North Dakota	9	229,262	0.03	3	646	96.07	11.082	92.67
Ohio	130	4,236,272	0.55	5	666	98.72	10.545	91.73
Oklahoma	82	2,429,086	0.31	5	660	98.85	10.824	96.73
Oregon	182	8,786,463	1.13	5	671	97.19	10.967	89.60
Pennsylvania	267	10,144,969	1.31	5	671	97.78	11.195	92.62
Rhode Island	61	3,306,157	0.43	5	670	96.82	11.534	86.75
South Carolina	157	6,149,148	0.79	5	682	96.46	11.596	71.17
South Dakota	7	196,305	0.03	7	630	100.00	11.522	100.00
Tennessee	203	6,136,563	0.79	7	644	99.32	8.903	92.64
Texas	1,025	31,062,142	4.01	6	661	98.65	9.977	88.52
Utah	207	8,619,756	1.11	5	684	95.62	10.919	85.61
Vermont	4	287,551	0.04	4	688	90.65	9.848	63.16
Virginia	366	22,749,584	2.93	5	674	96.78	11.483	94.42
Washington	291	15,488,022	2.00	5	676	97.69	10.856	91.40
West Virginia	10	437,680	0.06	6	703	100.00	10.876	100.00
Wisconsin	116	4,054,108	0.52	5	658	97.68	11.013	90.22
Wyoming	12	403,338	0.05	5	652	97.87	10.758	100.00
Total:	13,353	775,453,926	100.00	5	680	97.27	10.974	90.44

Documentation Type	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Full/Alt	3,988	177,437,176	22.88	6	658	98.01	10.339	93.90
Lite	1,553	88,692,455	11.44	6	651	99.23	10.704	95.70
NINA	461	24,386,476	3.14	5	718	92.98	11.978	84.28
Reduced	4,561	302,637,602	39.03	4	693	96.09	11.097	87.52
Stated/Stated	2,790	182,300,217	23.51	6	687	98.14	11.384	90.17
Total:	13,353	775,453,926	100.00	5	680	97.27	10.974	90.44

Interest Only	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Yes	535	46,226,767	5.96	4	699	97.67	10.959	95.78
No	12,818	729,227,160	94.04	5	678	97.25	10.975	90.10
Total:	13,353	775,453,926	100.00	5	680	97.27	10.974	90.44

Interest Only Period (Months)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
0	12,817	729,115,660	94.02	5	678	97.25	10.975	90.10
60	428	36,195,432	4.67	4	692	98.09	11.197	96.02
120	108	10,142,835	1.31	4	722	96.11	10.105	94.97
Total:	13,353	775,453,926	100.00	5	680	97.27	10.974	90.44

Prepay Penalty Period (Months)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
No PPP	8,178	445,651,279	57.47	5	685	96.54	11.006	87.34
4	11	451,783	0.06	3	725	96.10	12.591	65.80
6	170	11,075,514	1.43	7	690	92.75	11.680	88.23
7	4	288,137	0.04	6	699	99.17	12.610	83.45
12	492	40,977,963	5.28	5	691	96.65	10.824	92.04
24	2,698	163,995,467	21.15	6	664	99.09	11.061	95.97
30	1	26,609	0.00	4	650	100.00	10.600	100.00
36	1,774	111,528,673	14.38	5	676	98.20	10.688	94.32
60	25	1,458,502	0.19	8	655	97.38	10.951	96.91
Total:	13,353	775,453,926	100.00	5	680	97.27	10.974	90.44

Lien Position	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
1	68	14,402,914	1.86	5	701	97.28	8.368	90.92
2	13,285	761,051,012	98.14	5	679	97.27	11.023	90.43
Total:	13,353	775,453,926	100.00	5	680	97.27	10.974	90.44

Balloon	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Balloon	6,357	372,471,664	48.03	4	690	95.92	10.998	86.59
Non-Balloon	6,996	402,982,263	51.97	6	670	98.52	10.951	93.99
Total:	13,353	775,453,926	100.00	5	680	97.27	10.974	90.44

Rate Ceiling (%)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Fixed Rate	13,311	767,017,495	98.91	5	679	97.28	11.002	90.42
12.01 - 13.00	5	1,065,115	0.14	6	730	90.17	6.690	100.00
13.01 - 14.00	5	1,655,969	0.21	4	710	96.73	7.625	88.02
14.01 - 15.00	20	3,751,220	0.48	5	685	98.57	8.583	100.00
15.01 - 16.00	9	1,784,681	0.23	5	694	97.40	9.519	81.05
16.01 - 17.00	2	119,465	0.02	12	727	90.00	10.320	0.00
17.01 - 18.00	1	59,981	0.01	12	632	100.00	11.625	100.00
Total:	13,353	775,453,926	100.00	5	680	97.27	10.974	90.44

Rate Floor (%)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Fixed Rate	13,311	767,017,495	98.91	5	679	97.28	11.002	90.42
2.01 - 3.00	7	423,902	0.05	14	701	95.87	9.490	71.82
6.01 - 7.00	3	983,978	0.13	5	728	89.64	6.695	100.00
7.01 - 8.00	5	1,655,969	0.21	4	710	96.73	7.625	88.02
8.01 - 9.00	19	3,723,435	0.48	5	685	98.63	8.580	100.00
9.01 - 10.00	8	1,649,148	0.21	5	695	97.19	9.510	79.50
Total:	13,353	775,453,926	100.00	5	680	97.27	10.974	90.44

Margin (%)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Fixed Rate	13,311	767,017,495	98.91	5	679	97.28	11.002	90.42
2.51 - 3.00	7	423,902	0.05	14	701	95.87	9.490	71.82
5.01 - 5.50	1	560,000	0.07	5	746	87.50	6.490	100.00
5.51 - 6.00	2	423,978	0.05	4	705	92.47	6.965	100.00
6.01 - 6.50	2	641,198	0.08	4	697	91.55	7.409	69.06
6.51 - 7.00	3	1,014,771	0.13	4	718	100.00	7.762	100.00
7.01 - 7.50	11	1,875,647	0.24	5	689	98.18	8.404	100.00
7.51 - 8.00	14	2,771,318	0.36	5	687	98.79	9.048	87.80
8.01 - 8.50	2	725,618	0.09	5	693	95.94	9.362	100.00
Total:	13,353	775,453,926	100.00	5	680	97.27	10.974	90.44

Original Rate Adjustment Period (Months)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Fixed Rate	13,311	767,017,495	98.91	5	679	97.28	11.002	90.42
24	8	1,936,794	0.25	5	707	91.35	7.666	95.34
36	27	6,075,735	0.78	5	695	98.59	8.558	92.65
60	7	423,902	0.05	14	701	95.87	9.490	71.82
Total:	13,353	775,453,926	100.00	5	680	97.27	10.974	90.44

Initial Rate Cap (%)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Fixed Rate	13,311	767,017,495	98.91	5	679	97.28	11.002	90.42
3	35	8,012,530	1.03	5	698	96.84	8.342	93.30
6	7	423,902	0.05	14	701	95.87	9.490	71.82
Total:	13,353	775,453,926	100.00	5	680	97.27	10.974	90.44

Periodic Rate Cap (%)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Fixed Rate	13,311	767,017,495	98.91	5	679	97.28	11.002	90.42
1	35	8,012,530	1.03	5	698	96.84	8.342	93.30
2	7	423,902	0.05	14	701	95.87	9.490	71.82
Total:	13,353	775,453,926	100.00	5	680	97.27	10.974	90.44

Life Cap (%)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Fixed Rate	13,311	767,017,495	98.91	5	679	97.28	11.002	90.42
6	42	8,436,432	1.09	5	698	96.79	8.400	92.22
Total:	13,353	775,453,926	100.00	5	680	97.27	10.974	90.44

Index Type	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Fixed Rate	13,311	767,017,495	98.91	5	679	97.28	11.002	90.42
Libor - 1 Year, WSJ	7	423,902	0.05	14	701	95.87	9.490	71.82
Libor - 6 Month, WSJ	35	8,012,530	1.03	5	698	96.84	8.342	93.30
Total:	13,353	775,453,926	100.00	5	680	97.27	10.974	90.44

Servicer Table	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Ocwen Loan Servicing, LLC	5,618	305,349,157	39.38	7	661	99.55	11.083	94.82
Select Portfolio Servicing, In	7,735	470,104,769	60.62	4	692	95.79	10.903	87.59
Total:	13,353	775,453,926	100.00	5	680	97.27	10.974	90.44

Age (By Month)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
1 - 6	10,620	647,885,468	83.55	4	684	97.04	10.994	89.48
7 - 12	2,534	118,621,911	15.30	9	658	98.46	10.923	95.32
13 - 18	193	8,493,447	1.10	14	667	98.92	10.257	96.96
19 - 24	6	453,100	0.06	20	714	90.24	9.233	51.20
Total:	13,353	775,453,926	100.00	5	680	97.27	10.974	90.44

Product	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
10/10	4	116,210	0.01	5	690	77.47	9.707	100.00
15/15	276	15,125,976	1.95	4	692	95.77	10.549	92.28
20/15	2	191,400	0.02	4	715	100.00	10.494	100.00
20/20	532	37,510,509	4.84	5	683	98.02	11.294	97.20
25/15	1	92,915	0.01	11	807	100.00	10.625	100.00
25/25	24	2,085,911	0.27	5	713	93.02	10.725	100.00
30/ 5	2	165,690	0.02	5	704	93.48	8.076	78.41
30/10	3	160,389	0.02	5	715	96.15	7.864	100.00
30/15	6,176	363,811,615	46.92	4	691	95.84	10.983	86.28
30/20	173	8,049,655	1.04	4	648	99.39	11.800	100.00
30/30	6,160	348,143,656	44.90	6	668	98.73	10.933	93.68
Total:	13,353	775,453,926	100.00	5	680	97.27	10.974	90.44